FOR IMMEDIATE RELEASE
CONTACT:

John G. Wallace
President & CEO
Metrotrans Corporation
(770) 229-5995


Metrotrans Announces Delisting from Nasdaq and Listing on OTC Bulletin Board

GRIFFIN, Ga., Oct. 12 /PRNewswire/ -- Metrotrans Corporation (Nasdaq: MTRN) announced today that effective as of the close of trading on October 11, 1999 the Company's common stock will no longer be listed on The Nasdaq National Market but will be eligible to trade on the OTC Bulletin Board. As previously disclosed, the Company's common stock has not maintained the minimum requirements for continued listing on The Nasdaq National Market. The trading symbol remains MTRN.

The OTC Bulletin Board is a regulated quotation service that displays real-time quotes and last-sale price and volume information in over-the-counter equity securities. Information about the OTC Bulletin Board is available on the Internet at http://www.otcbb.com.

Metrotrans designs, manufactures and distributes shuttle and mid-size touring buses through Company operated sales centers and independent distributors in the United States and Canada and Puerto Rico. The Company also distributes the Irizar Century full-size motorcoach in the United States.

This press release includes ``forward-looking statements'' within the meaning of the private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the Company's customers and suppliers, and actual purchases of Company products by customers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the costs and availability of components, product scheduling and other factors disclosed in the Company's last filed Annual Report on Form 10-K. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations can be achieved.
